
Viceroy Exploration Ltd.
(British Columbia Company)
100%
Oro Belle Resources Corporation
(British Columbia)
100%
Minera De Oro (BVI) Inc.
(British Virgin Islands)
100%
Minas Argentinas (Barbardos) Inc.
(Barbados)
100%
Minas Argentinas SA
(Argentina)